Exhibit 99.2

ELECTION STATEMENT

In connection with the Agreement and Plan of Merger, dated as of October 4, 2018, by and between Bank of Commerce Holdings (“BOCH”) and
Merchants Holding Company (“Merchants”).

If delivering by mail: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693	If delivering by hand, courier, or other expedited service: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DO NOT MAIL THIS ELECTION STATEMENT TO BOCH OR MERCHANTS

DIRECT QUESTIONS REGARDING THE MERGER TRANSACTION AND YOUR MERCHANTS SHAREHOLDINGS TO STEPHEN A. MEYERS, THE CHIEF EXECUTIVE OFFICER AND PRESIDENT OF MERCHANTS AT (916) 442-3883.

DIRECT TECHNICAL QUESTIONS REGARDING THIS ELECTION STATEMENT TO BROADRIDGE CORPORATE ISSUER SOLUTIONS. INC. (THE “EXCHANGE AGENT”) AT (855) 793-5068 or Shareholder@Broadridge.com.

PLEASE DO NOT SEND YOUR MERCHANTS STOCK CERTIFICATES AT THIS TIME. A SEPARATE LETTER OF TRANSMITTAL AND INSTRUCTIONS FOR SUBMITTING YOUR STOCK CERTIFICATES WILL BE DELIVERED TO YOU AFTER CONSUMMATION OF THE MERGER.

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This Election Statement (“Election Statement”) is being delivered to the holders of record of common stock of Merchants as of [●] in connection with the Agreement and Plan of Merger, dated as of October 4, 2018 (the “Merger Agreement”), between BOCH and Merchants. The Merger Agreement provides for the acquisition of Merchants by BOCH, with BOCH continuing as the surviving corporation (the “Merger”).

This election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Statement. In particular, the Merger Agreement contains allocation and proration provisions to ensure that the aggregate amount of cash that would be paid in the Merger is $15,300,000 and that the aggregate number of shares of common stock of BOCH that would be paid in the Merger is 1,834,173 shares of common stock of BOCH (each such amount and number subject to adjustments as set forth in the Merger Agreement). Accordingly, you understand that the preferences you may express in this Election Statement with respect to the kind of merger consideration you wish to receive may not be satisfied in full depending upon the preferences of other Merchants shareholders. Any adjustments to the elections will be made in accordance with the proration and allocation procedures set forth in the Merger Agreement that is attached as Appendix A to the proxy statement/prospectus dated [●], 2018 (the “Proxy Statement”).

Before making your election, you are encouraged to read carefully the entire Merger Agreement and Proxy Statement (including appendices thereto and documents incorporated therein by reference) and the accompanying instructions to this Election Statement and to consult with your personal financial and tax advisors prior to deciding which election to make. The tax consequences to a holder will vary depending upon the election made and other factors. See the section of the Proxy Statement entitled “The Merger – Material U.S. Federal Income Tax Consequences of the Merger.”

Please send in your completed Election Statement
BEFORE THE ELECTION DEADLINE
IN THE RETURN ENVELOPE PROVIDED.

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INSTRUCTIONS FOR COMPLETING THIS ELECTION STATEMENT

INSTRUCTION 1. DO NOT SEND YOUR MERCHANTS STOCK CERTIFICATES AT THIS TIME. Although you are not submitting your stock certificates at this time, please be aware that all holders of Merchants common stock must surrender their Merchants stock certificates to the Exchange Agent (Broadridge Corporate Issuer Solutions, Inc.) in order to receive the merger consideration that they are electing. A separate Letter of Transmittal will be delivered to you after the consummation of the Merger along with instructions for effecting the surrender of your shares of Merchants common stock, whether held in certificated or book-entry form. Until Merchants stock certificates are received by the Exchange Agent, together with such documents as the Exchange Agent may require, and until such documents are processed for exchange by the Exchange Agent, the holder of such Merchants stock certificates will not receive BOCH shares and/or cash consideration (or any dividends or other distributions payable on any such BOCH shares). No interest will accrue on the cash consideration, the cash in lieu of fractional shares or any dividends.

If your Merchants stock certificates have been lost, stolen or destroyed, please contact the Secretary of Merchants, Madelyne Carpenter, at (916) 442-3883 prior to consummation of the Merger.

INSTRUCTION 2. YOU MUST SUBMIT A COMPLETED ELECTION STATEMENT BEFORE THE ELECTION DEADLINE. To make an election, a completed Election Statement must be received by the Exchange Agent on or before 5:00 p.m., Pacific Time, on the date three (3) days prior to the Effective Date (as defined in the Merger Agreement), which is referred to as the “Election Deadline.”

The actual Election Deadline is not currently known. BOCH and Merchants will announce the date of the Election Deadline at least five (5) business days prior to such deadline via (i) each of BOCH’s and Merchant Bank’s website – https://bankofcommerceholdings.com and https://merchantsnational.com, respectively, (ii) a joint press release issued by BOCH and Merchants, and (iii) the filing by BOCH of a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

If you fail to submit an Election Statement that is received by the Exchange Agent prior to the Election Deadline, or if your Election Statement is improperly completed and/or is not signed, you will be deemed to have made No Election (which No Election will be treated as a Mixed Election, in accordance with the terms of the Merger Agreement). The Exchange Agent will have reasonable discretion to determine whether an Election Statement is received on a timely basis and whether an Election Statement has been properly completed. Any such determinations made in good faith are conclusive and binding.

Your election is subject to certain terms, conditions and limitations that have been set out in the Merger Agreement and the Proxy Statement provided to you in connection with the Merchants shareholders’ meeting being held to consider and vote to approve the Merger Agreement and other related matters. The Merger Agreement is included as Appendix A to the Proxy Statement.

SUBMITTING THIS ELECTION STATEMENT DOES NOT CONSTITUTE A VOTE ON THE MERGER AGREEMENT OR ANY OTHER MATTER. In order to vote your shares, you must complete, sign, and return the proxy card in the envelope enclosed with the Proxy Statement, or you may vote in person at the Merchants special meeting. DO NOT RETURN PROXY MATERIALS TO THE EXCHANGE AGENT.

INSTRUCTION 3. ELECTIONS. You may select ONE of the following options on this Election Statement: (l) “ALL STOCK ELECTION,” (2) “ALL CASH ELECTION,” or (3) “MIXED ELECTION.” Please read the section entitled “The Merger” in the Proxy Statement for a discussion of these options and the allocation and proration procedures associated with them. In order to make a valid election, you must complete the section entitled “Election Option” to indicate your desired form of merger consideration. The section of this Election Statement entitled “Information About You and Your Shares” reflects the information on file with Merchants related to your shareholdings.

As described in the Proxy Statement, the aggregate merger consideration consists of $15,300,000 in cash (subject to adjustment in certain circumstances as described in the Proxy Statement) and 1,834,173 shares of BOCH common stock (subject to adjustment in certain circumstances as described in the Proxy Statement). Because the aggregate amount of cash and number of shares of BOCH common stock to be paid in the Merger is fixed, all elections are subject to the proration and allocation procedures described in the Merger Agreement and the Proxy Statement to ensure that the aggregate amount of cash and number of shares of BOCH common stock that would be paid in the Merger does not exceed these amounts.

INSTRUCTION 4. REVOCATION OR CHANGE OF ELECTION STATEMENT. Prior to the Election Deadline, any Election Statement may be revoked or changed by written notice to the Exchange Agent from the person submitting such Election Statement, but to be effective, such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have reasonable discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made. Following any proper revocation, unless a properly completed Election Statement is thereafter properly submitted and received by the Exchange Agent prior to the Election Deadline, you will be deemed not to have made an election and will thus be deemed to have made No Election (which No Election will be treated as a Mixed Election, in accordance with the terms of the Merger Agreement).

INSTRUCTION 5. SIGNATURES ON ELECTION STATEMENT.

a)	All signatures must correspond exactly to the name written on the face of the Merchants stock certificates without alteration, variation or any change whatsoever.

b)

If this Election Statement is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity and such person is not the record holder of the Merchants stock certificates, he or she must indicate the capacity when signing and must submit proper evidence of his or her authority to act.

INSTRUCTION 6. DELIVERY OF ELECTION STATEMENT. This Election Statement, properly completed and duly executed, should be delivered to the Exchange Agent in the envelope provided, at the address set forth on the front of this Election Statement.

INSTRUCTION 7. HOLDERS WHO ARE NOMINEES, TRUSTEES OR OTHER REPRESENTATIVES.

If some or all of your shares of Merchants common stock are held in “street name” by a broker, bank or other nominee, please contact your broker, bank or other nominee for instructions on how to make an election for those shares, and follow those instructions.

Each holder of record of Merchants common stock is entitled to make an election covering all Merchants shares actually held of record by such holder. Nominee record holders, which include brokers, trustees or any other person that holds Merchants common stock in any capacity whatsoever on behalf of more than one person or entity, are entitled to make an election for such nominee record holders as well as an election on behalf of each beneficial owner of Merchants common stock held through such nominee record holders, but such elections must be made on one Election Statement. Beneficial owners who are not record holders are not entitled to submit Election Statements. Persons submitting an Election Statement on behalf of a registered shareholder as trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or acting in another fiduciary or representative capacity should refer to Instruction 5 above.

INSTRUCTION 8. MISCELLANEOUS. None of BOCH, Merchants, or the Exchange Agent is under any duty to give notification of defects in any Election Statement. BOCH, Merchants and the Exchange Agent shall not incur any liability for failure to give such notification, and each of BOCH, Merchants and the Exchange Agent has the absolute right to reject any and all Election Statements not in proper form or to waive any irregularities in any Election Statement. ALL ELECTION STATEMENTS WILL BE VOID AND OF NO EFFECT IF THE MERGER AGREEMENT IS TERMINATED FOR ANY REASON.

INSTRUCTION 9. INFORMATION AND ADDITIONAL COPIES. All technical inquiries with respect to the completion of this Election Statement, including requests for additional copies of this Election Statement, should be made directly to the Exchange Agent at (855) 793-5068 or Shareholder@Broadridge.com.

ELECTION STATEMENT

In connection with the Agreement and Plan of Merger, dated as of October 4, 2018, by and between Bank of Commerce Holdings (“BOCH”) and
Merchants Holding Company (“Merchants”).

INFORMATION ABOUT YOU AND YOUR MERCHANTS SHARES

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.	DESCRIPTION OF MERCHANTS SHARES (Please fill in. Attach separate schedule if needed.)
	Certificate No(s)	Number of Shares

TOTAL SHARES

ELECTION OPTION (MARK ONLY ONE BOX)

☐    ALL STOCK ELECTION: Exchange each of my shares of Merchants common stock for 3.8703 shares of BOCH common stock, plus cash in lieu of a fractional share, subject to any adjustments in the allocation and proration of consideration as set forth in the Merger Agreement (the “All Stock Election”).

☐    ALL CASH ELECTION: Exchange each of my shares of Merchants common stock for $48.4318 in cash, subject to any adjustments in the allocation and proration of consideration as set forth in the Merger Agreement (the “All Cash Election”).

☐    MIXED ELECTION: Exchange each of my shares of Merchants common stock for a unit consisting of a combination of cash and BOCH common stock, plus cash in lieu of a fractional share. The unit is comprised of $19.3716 in cash and 2.3223 shares of BOCH common stock, each such amount and shares subject to adjustment as set forth in the Merger Agreement (the “Mixed Election”).

See the section entitled “Risk Factors” in the Proxy Statement for a discussion of factors you should consider in making your election.

[SIGNATURE PAGE ON REVERSE]

REQUIRED SIGNATURES — ALL SHAREHOLDERS MUST SIGN BELOW.

Please sign exactly as your name appears on your stock certificate(s). When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please provide name of entity and name and capacity of the person signing on behalf of such entity.

If an Individual: Signature: Joint Tenant, if applicable: Signature: Dated: , 2018	If a Trust or Entity: (name of trust/entity) Signature: , As: , (capacity) Signature: , As: , (capacity) Dated: , 2018

If delivering by mail: Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693	If delivering by hand, courier, or other expedited service: Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

DO NOT MAIL THIS ELECTION STATEMENT TO BOCH OR MERCHANTS

DIRECT QUESTIONS REGARDING THE MERGER TRANSACTION AND YOUR MERCHANTS SHAREHOLDINGS TO STEPHEN A. MEYERS, THE CHIEF EXECUTIVE OFFICER AND PRESIDENT OF MERCHANTS AT (916) 442-3883.

DIRECT TECHNICAL QUESTIONS REGARDING THIS ELECTION STATEMENT TO BROADRIDGE CORPORATE ISSUER SOLUTIONS. INC. (THE “EXCHANGE AGENT”) AT (855) 793-5068 or Shareholder@Broadridge.com.